UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2024

NEXT-ChemX Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-56379	32-0446353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1980 Festival Plaza Drive, Summerlin South, 300, Las Vegas, NV	89135
(Address of Principal Executive Offices)	(Zip Code)

(725) 867-0789

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
COMMON	CHMX	OTC

Item 3.02	Unregistered Sales of Equity Securities.

NEXT-ChemX Corporation (the “Company”) , trading under the ticker symbol CHMX on OTC Markets (OTC PK), pursuant to a unanimous election by its Board of Directors, in a special meeting held on Friday, May 29, 2024 by telephonic means, as permitted by Nevada Revised Statutes (“NRS”) Section 78.315(3) and adopted through a signed written consent, as provided in NRS Section 78.315(2), memorialized in the Board’s Resolution, dated May, 29, 2024, elected to create a new class of stock, pursuant to Article 4, Section 1(A) of the company’s Amended and Restated Articles of Incorporation.

This new classification of securities involves the newly authorized issuance of 20,000 shares of preferred stock in a class identified as Class “A” Preferred Stock. This newly issued stock includes 10,000 fully assessable Class “A” Preferred Stock, issued in the name of John Michael Johnson, president, secretary, and a director of the Company, and an additional 10,000 assessable Class “A” Preferred Stock issued to the Board of Directors (the “Board”) of the Company to utilize as the Board sees fit in the best interest of the Company.

Item 3.03	Material Modification to Rights of Security Holders.

Item 3.02 is fully incorporated into the present Item 3.03 disclosure. No preferred stock has been issued by the Company prior to the present issuance of this preferred Class A shares. The Board filed a “Certificate of Designation, Number, Powers, Preferences, and Relative, Participating, Optional, and Other Special Rights and the Qualifications, Limitations, Restrictions, and Other Distinguishing Characteristics Of Series “A” Preferred Stock Of Next-ChemX Corporation” (the “Certificate of Designation”) certifying the rights and benefits of the newly issued Class “A” Preferred Stock as defined by the Board.

Class A Preferred Stock

Each share of Class A Preferred Stock ranks senior to all Common Stock and any other class of securities that is specifically designated as junior to the Class A Preferred Stock. Each Share of Class A Preferred Stock shall be convertible at any time by the holder thereof into 250 shares of Common Stock, however, any Series A Preferred Stock remaining unconverted at 5:00 P.M., Las Vegas, Nevada time on January 1, 2026 shall be automatically converted into Two Hundred Fifty (250) shares of the Company’s Common Stock (par value $0.001). Each Share of Class A Preferred Stock shall be entitled to Five Hundred (500) votes on any matter on which any of the shareholders are required or permitted to vote. No dividends shall be paid on any Series “A” Preferred Stock.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits.

The following documents are filed herewith:

Exhibit No.	Description
Exhibit 4.1	Certificate of Designation, Number, Powers, Preferences, and Relative, Participating, Optional, and Other Special Rights and the Qualifications, Limitations, Restrictions, and Other Distinguishing Characteristics Of Series “A” Preferred Stock Of Next-ChemX Corporation
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2024	By:	/s/ J. Michael Johnson
	Name:	J. Michael Johnson
	Title:	President